UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

100 Challenger Road, Suite 830

Ridgefield Park, NJ 07660

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On June 10, 2019, pursuant to a Share Sale Agreement (“Agreement”) dated June 8, 2019, Anvia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., agreed to acquire all of the issued and outstanding shares of VocTrain Pty. Ltd. (“Voctrain”), an Australian registered training organization on or before June 30, 2019, the Completion Date. Under the Agreement the Company will acquire 100% of Voctrain from its two shareholders in exchange for USD$196,000 in cash and the balance of approximately USD$364,000, in common stock of the Company valued at the average closing price of the Company’s common stock on the OTCQB for the 30 days up to the Completion Date. Voctrain operates in Australia under the trade name Quality Automotive Training and offers a wide array of accredited automotive programs to help meet needs of employers and apprentices/trainees in the automotive retail, service and repair industry.

This Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) amends the Original Form 8-K to provide the audited financial statements for Voctrain for the years ended December 31, 2018 and 2017 and the unaudited financial statements of Voctrain for the three months ended March 31, 2019 and 2018 and the unaudited pro forma condensed financial information for the Company and Voctrain.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Hereinafter

The financial statements required by this Item are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this Item is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(c) Exhibits

Exhibit No.	DESCRIPTION
99.1	Audited financial statements of VocTrain Pty. Ltd., as of and for the years ended December 31, 2018 and 2017.
99.2	Unaudited financial statements of VocTrain Pty. Ltd., as of and for the three months ended March 31, 2019 and 2018.
99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Date: October 7, 2019	By:	/s/ Ali Kasa
Ali Kasa
President